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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

Bio-Technology General Corp.
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15313 (Commission File Number)	13-3033811 (IRS Employer Identification No.)

One Tower Center, East Brunswick, New Jersey 08816
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (732) 418-9300

None
(Former address, if changed since last report.)

ITEM 2. ACQUISITION OF ASSETS.

        On September 30, 2002, Bio-Technology General Corp. ("BTG"), through its wholly-owned subsidiary Acacia Biopharma Limited, completed the acquisition of all of the stock of Rosemont Pharmaceuticals Limited ("Rosemont"), a subsidiary of Akzo Nobel N.V. Rosemont is a leader in the United Kingdom market for oral liquid formulations of branded non-proprietary drugs. The purchase price (including acquisition costs of approximately $4,138,000) for Rosemont, which was funded from BTG's cash on hand, was approximately $98,794,000 net of Rosemont's cash balances. In connection with the acquisition, BTG entered into a forward contract for the delivery of the £64,000,000 purchase price on September 30, 2002 at a cost of $99,123,200 (representing an exchange rate of $1.5488 per £1). The exchange rate at the acquisition closing date was $1.5614 per £1. In accordance with SFAS 133, which prohibits hedge accounting for a hedge of an anticipated business combination, BTG recorded a gain of approximately $800,000 on the forward contract in the nine months ended September 30, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

    The balance sheets of Rosemont Pharmaceuticals Limited as of December 31, 2000 and 2001 and the related profit and loss accounts, statements of total recognized gains and losses, reconciliations of movements in shareholder's funds and cash flows for the years ended December 31, 2000 and 2001, and the notes thereto, and the report of KPMG, are included herein.

    The unaudited balance sheet of Rosemont Pharmaceuticals Limited as of September 30, 2002 and the related unaudited profit and loss accounts, statements of reconciliations of movements in shareholder's funds and cash flows for the nine months ended September 30, 2001 and 2002, and the notes thereto, are included herein.

  (b)
  Pro Forma Information

    Bio-Technology General Corp.'s unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002, reflecting the acquisition of Rosemont Pharmaceuticals Limited, are included herein.

  (c)
  Exhibits.

  2.1
  Share Purchase Agreement, dated September 20, 2002, relating to Rosemont Pharmaceuticals Limited, between NED-INT Holdings Ltd, Akzo Nobel N.V. and Bio-Technology General Corp. (previously filed)

  23.
  Consent of KPMG.

Rosemont Pharmaceuticals Limited

Financial statements

December 31, 2001
and December 31, 2000

Auditors report	4
Profit and loss accounts	5
Reconciliations of movements in shareholder's funds	6
Statements of total recognised gains and losses	6
Balance sheets	7
Cash flow statements	8
Notes	9

kpmg

    KPMG Audit Plc
    1 The Embankment
    Neville Street
    Leeds
    LS1 4DW

To the board of directors and shareholder of Rosemont Pharmaceuticals Limited

We have audited the accompanying balance sheets of Rosemont Pharmaceuticals Limited ("Company") at December 31, 2001 and 2000 and the related Profit and Loss Accounts, Cash Flow Statements, Statements of Total Recognized Gains and Losses and Reconciliations of Movements in Shareholder's Funds for each of the years in the two year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosemont Pharmaceuticals Limited at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2001 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected results of operations for each of the years in the two year period ended December 31, 2001 and shareholder's equity at December 31, 2001 and 2000 to the extent summarized in Note 20 to the financial statements.

KPMG Audit Plc	17 January 2003
Chartered Accountants Registered Auditors Leeds England

Profit and loss accounts
for the years ended December 31

	Note	2001	2000
		£'000	£'000
Turnover	3	12,834	10,847
Cost of sales		(3,637)	(3,551)

Gross profit		9,197	7,296
Distribution costs		(2,563)	(2,422)
Administrative expenses		(1,666)	(1,298)

Operating profit		4,968	3,576
Interest receivable and similar income		428	315

Profit on ordinary activities before taxation	4	5,396	3,891
Taxation on profit on ordinary activities	7	(1,715)	(1,168)

Profit on ordinary activities after taxation and profit for the financial year		3,681	2,723
Dividends proposed	8	—	(2,727)

Retained profit/(loss) for the financial year		3,681	(4)

The notes on pages 9 to 16 form part of these financial statements.

Reconciliations of movements in shareholder's funds
for the years ended December 31

	Note	2001	2000
		£'000	£'000
Profit for the financial year		3,681	2,723
Dividend proposed		—	(2,727)

Increase in shareholder's funds		3,681	(4)
Opening shareholder's funds		1,921	1,925

Closing shareholder's funds		5,602	1,921

Statements of total recognised gains and losses
for the years ended December 31

	Note	2001	2000
		£'000	£'000
Retained profit/(loss) for the year		3,681	(4)

Total recognised gains and losses relating to the year		3,681	(4)

The notes on pages 9 to 16 form part of these financial statements.

Balance sheets
at December 31

	Note	2001		2000
		£'000	£'000	£'000	£'000
Fixed assets
Tangible assets	9		1,412		1,639
Current assets
Inventories	10	1,332		962
Debtors	11	7,531		8,052
Cash at bank and in hand		54		231

		8,917		9,245
Creditors: amounts falling due within one year	12	(4,720)		(8,887)

Net current assets			4,197		358

Total assets less current liabilities			5,609		1,997
Provisions for liabilities and charges	14		(7)		(76)

Net assets			5,602		1,921

Capital and reserves
Called up share capital	15		1,762		1,762
Profit and loss account			3,840		159

Shareholder's equity			5,602		1,921

The notes on pages 9 to 16 form part of these financial statements.

Cash flow statements
for the years ended December 31

	Note	2001		2000
		£b'000	£b'000	£b'000	£b'000
Net cash inflow from operating activities			4,906		3,952
Returns on investments and servicing of finance
Interest received		428		382

			428		382
Tax paid			(939)		(577)
Capital expenditure and financial investment
Purchase of tangible fixed assets			(182)		(245)
Financing
Changes in amounts owed to and from group undertakings			611		(6,239)
Equity dividends paid			(5,001)		—

Decrease in cash			(177)		(2,727)

        The reconciliation of operating profit to net cashflow from operating activities is as follows:

	2001	2000
	£'000	£'000
Operating profit	4,968	3,576
Depreciation charge	409	480
(Increase)/decrease in inventories	(370)	12
Increase in debtors	(64)	(251)
Decrease/(increase) in creditors and provisions	(37)	135

Net cash inflow from operating activities	4,906	3,952

The notes on pages 9 to 16 form part of these financial statements.

Notes
(forming part of the financial statements)

1    Basis of preparation and description of business

        These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"). Until September 30, 2002 the Company was a wholly owned Company of Akzo Nobel NV.

        The Company's principal activities consist of manufacturing and selling oral liquid pharmaceutical drugs.

2    Accounting policies

        The financial statements are prepared under the historical cost convention and in accordance with applicable UK GAAP and specifically in accordance with the following accounting policies for items which are considered material in relation to the financial statements.

Fixed assets and depreciation

        Fixed assets are stated at historical cost less accumulated depreciation. Depreciation is provided by the Company to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Plant and machinery	—	10-20% straight line basis
Computer equipment	—	33% straight line basis
Leasehold land and buildings	—	straight line basis over term of lease

        No depreciation is provided on freehold land.

        Assets in the course of construction are only depreciated when all work is complete.

Foreign currencies

        Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

Leases

        Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a "finance lease". The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

        All other leases are accounted for as "operating leases" and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

Pension costs

        The company participates in the Akzo Nobel group defined benefit scheme.

        Contributions to the scheme are based on pension costs across the Akzo Nobel group as a whole. The amounts charged in respect of pension costs are based on a pre-determined formula and therefore the Company's participation is treated as if the Scheme were a defined contribution scheme.

Inventories

        Inventories are stated at the lower of cost and net realisable value. For work in progress and finished goods manufactured by the company, cost is taken as production cost on a first in-first out basis, which includes an appropriate proportion of attributable overheads.

Taxation

        The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

        Full provision is made for deferred tax assets and liabilities arising from timing differences between the recognition of gains and loses in the financial statements and their recognition for taxation purposes in a tax computation. Deferred tax is recognised in the profit and loss account for the period, except to the extent that it is attributable to a gain or loss that is or has been recognised in the statement of recognised gains and losses. Deferred tax assets and liabilities are not discounted and therefore do not reflect the true value of money.

        The Company is a member of a tax group and computes the tax charge on a stand alone company basis.

Research and development expenditure

        Expenditure on research and development is charged to the profit and loss account in the year when it is incurred.

Turnover

        Turnover represents the amounts (excluding value added tax) derived from the provision of goods to customers during the year, net of discounts payable.

        Sales are recognised upon shipment of the goods.

3    Segmental analysis

	2001	2000
	£'000	£'000
Sales
By geographical area of market:
Europe	12,198	10,235
United States	—	—
Rest of the world	636	612

	12,834	10,847

        All sales originate and operating assets are located in the UK. The Company has one class of business being the manufacture and sale of oral liquid pharmaceutical drugs.

4    Profit on ordinary activities before taxation

	2001	2000
	£'000	£'000
Profit on ordinary activities before taxation is stated after charging
Auditors' remuneration:
— Audit fees	7	6
— in respect of other services	4	—
Depreciation and other amounts written off tangible fixed assets:
Owned	409	480
Hire of other assets — operating leases	331	317
Exchange gains on trading activities	4	7
Research and development	736	556

5    Remuneration of directors

	2001	2000
	£'000	£'000
Directors' emoluments: As executives	108	102

6    Staff numbers and costs

        The average number of persons employed by the Company (including directors) during the year, analysed by category, was as follows:

	Number of employees
	2001	2000
Manufacturing	40	37
Administration/management	43	45
Selling	24	23

	107	105

        The aggregate payroll costs of these persons were as follows:

	2001	2000
	£'000	£'000
Wages and salaries	2,261	2,144
Social security costs	211	189
Other pension costs	139	135

	2,611	2,468

7    Taxation

	2001	2000
	£'000	£'000
Current UK corporation tax at 30% (2000:30%) on the profit for the year on ordinary activities	1,760	1,202
Deferred taxation (note 14)	(69)	(103)
Adjustment in respect to previous period	24	69

	1,715	1,168

8    Dividends

	2001	2000
	£'000	£'000
Ordinary shares:
Final proposed	—	2,727

9    Tangible fixed assets—2001

	Land and buildings	Plant and machinery	Total
	£'000	£'000	£'000
Cost
At 31 December 2000	668	3,695	4,363
Additions	9	173	182

At 31 December 2001	677	3,868	4,545

Depreciation
At 31 December 2000	588	2,136	2,724
Charge for year	49	360	409

At 31 December 2001	637	2,496	3,133

Net book value
At 31 December 2001	40	1,372	1,412

At 31 December 2000	80	1,559	1,639

	Leasehold improvement	Plant and machinery	Total
	£'000	£'000	£'000
Cost
At 31 December 1999	668	3,467	4,135
Additions	—	245	245
Disposals	—	(17)	(17)

At 31 December 2000	668	3,695	4,363

Depreciation
At 31 December 1999	462	1,799	2,261
Charge for year	126	354	480
Disposals	—	(17)	(17)

At 31 December 2000	588	2,136	2,724

Net book value
At 31 December 2000	80	1,559	1,639

At 31 December 1999	206	1,668	1,874

10    Inventories

	2001	2000
	£'000	£'000
Raw materials	547	315
Finished goods and goods for resale	785	647

	1,332	962

        The replacement cost of stock as at 31 December 2001 and 2000 approximates to the value at which they are stated in the financial statements.

11    Debtors

	2001 Due within one year	2000 Due within one year
	£'000	£'000
Trade debtors	1,803	1,713
Amounts owed by Akzo Nobel group undertakings	5,615	6,200
Other debtors	46	45
Prepayments and accrued income	67	94

	7,531	8,052

12    Creditors: amounts falling due within one year

	2001		2000
	£'000	£'000	£'000	£'000
Trade creditors		419		639
Amounts owed to Akzo Nobel group undertakings		60		5,034
Other creditors including taxation and social security:
Corporation tax	2,962		2,186
Other taxation and social security	445		369
Other creditors	282		241

		3,689		2,796
Accruals and deferred income		552		418

		4,720		8,887

13    Contingent liabilities

        At 31 December 2001, the Company, together with certain other Akzo Nobel group undertakings incorporated in England and Wales, has an overdraft and related facility of £115,950,000 (2000: £133,693,000), this amount being guaranteed by the Company's ultimate parent company, Akzo Nobel NV and by a joint and several agreement from the group undertakings involved.

        At 31 December 2001, the net bank overdraft of the Akzo Nobel group undertakings within this facility was £Nil    (2000: £Nil). Full offset arrangements for the group borrowings exist in respect of interest arising in these accounts.

        At 31 December 2001, the Akzo Nobel group was contingently liable to the extent of £3,813,000 (2000: £3,993,000) in respect of bonds, guarantees and indemnities which includes the Company's bonds, guarantees and indemnities of £609,000 (2000: £600,000).

14    Provisions for liabilities and charges

	2001 Deferred taxation	2000 Deferred taxation
	£'000	£'000
At beginning of year	76	179
Decrease during year	(69)	(103)

At end of year	7	76

        The amounts provided for deferred taxation, being the full potential liability are set out below:

	2001 Provided	2000 Provided
	£'000	£'000
Difference between accumulated depreciation and capital allowances	7	76

15    Called up share capital

Equity share capital

	2001	2000
	£'000	£'000
Authorised
Ordinary shares of 25p each	2,000	2,000

Allotted, called up and fully paid
Ordinary shares of 25p each	1,762	1,762

16    Financial commitments

        Annual commitments under non-cancellable operating leases are as follows:

	2001		2000
	Land and buildings	Other	Land and buildings	Other
	£'000	£'000	£'000	£'000
Operating leases which expire:
Within one year	—	43	—	66
In the second to fifth years inclusive	168	38	168	53

	168	81	168	119

17    Pension costs

        The Company participates in the Akzo Nobel group defined benefit scheme. The Company accounts for its participation in the scheme as if it were a defined contribution scheme. The total pension expense was £139,000 (2000: £135,000).

18    Related party transactions

        The following related party transactions occurred in the year ended December 31, 2001:

Company	Relationship	Sales	Purchases	Cash sweep	Corporate Charges	Balance at year end
		£'000	£'000	£'000	£'000	£'000
Organon NV	Fellow group undertaking	68	—	—	—	35
Akzo Nobel Insurances B.V.	Fellow group undertaking	—	—	—	(48)	Nil
Organon Laboratories Limited	Fellow group undertaking	—	—	—	(28)	Nil
Akzo Nobel Limited	Fellow group undertaking	—	—	—	(89)	(60)
Akzo Nobel NV	Ultimate parent undertaking	—	—	5,580	—	5,580

        The following related party transactions occurred in the year ended December 31, 2000:

Company	Relationship	Sales	Dividends	Cash sweep	Corporate Charges	Balance at year end
		£'000	£'000	£'000	£'000	£'000
Organon NV	Fellow group undertaking	26	—	—	—	Nil
Akzo Nobel Insurances B.V.	Fellow group undertaking	—	—	—	(34)	Nil
Organon Laboratories Limited	Fellow group undertaking	—	—	—	(20)	Nil
Akzo Nobel Limited	Fellow group undertaking	—	—	—	(49)	(33)
Akzo Nobel NV	Ultimate parent undertaking	—	—	6,200	—	6,200
Ned-Int Holdings Limited	Parent undertaking	—	(2,727)	—	—	(5,001)

19    Ultimate parent company

        The Company was a wholly owned subsidiary undertaking of NED-INT Holdings Limited incorporated in Great Britain and registered in England and Wales.

        The largest group in which the results of the Company were consolidated is that headed by the ultimate parent company Akzo Nobel NV, a company incorporated in the Netherlands.

        Copies of the Akzo Nobel NV Report and Accounts may be obtained from 76 Velperweg, PO Box 9300, 6800 SB Arnhem, Netherlands.

20    Difference between United Kingdom and United States generally accepted accounting principles

        The financial statements are prepared in accordance with UK GAAP, which differ in certain significant respects from those generally accepted in the United States ("US GAAP"). The significant differences applicable to the Company are described below.

(a)    Dividends

        Under UK GAAP, dividends are recognised in period in which they are proposed. US GAAP requires dividends to be recognised in the period they are declared and approved.

Reconciliation of net income from UK GAAP to US GAAP

	Note	2001	2000
		£'000	£'000
Net income for the financial year as reported in the profit and loss account in accordance with UK GAAP		3,681	2,723

Net income in accordance with US GAAP		3,681	2,723

Reconciliation of shareholder's equity from UK GAAP to US GAAP

	Note		2001	2000
			£'000	£'000
Shareholders equity under UK GAAP			5,602	1,921
Dividends	(a	)	—	2,727

Shareholders equity in accordance with US GAAP			5,602	4,648

Cash flow statement

        The cash flow statements prepared under UK GAAP present substantially the same information as those required under US GAAP but they differ, however, with regard to classification of items within them and as regards the definition of cash and cash equivalents.

        Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months.

        Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends paid, management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance under UK GAAP would be included as operating activities under US GAAP. The payment of dividends shown under equity dividends paid would be included as a financing activity under US GAAP. Under US GAAP, capital expenditure and financial investment and acquisitions would be reported within investing activities.

        The categories of cash flow activity under US GAAP can be summarized as follows:

	2001	2000
	£'000	£'000
Cash inflow/(outflow) from operating activities	4,395	3,757
Cash outflow on investing activities	(182)	(245)
Cash outflow from financing activities	(4,390)	(6,239)

Decrease in cash and cash equivalents	(177)	(2,727)
Cash and cash equivalents at 1 January	231	2,958

Cash and cash equivalents at 31 December	54	231

21    Subsequent events

        On 30 September 2002, Bio-Technology General Corp., acquired 100% of the Company's equity from Akzo Nobel NV.

Rosemont Pharmaceuticals Limited

Unaudited financial statements

September 30, 2002 and
September 30, 2001

Contents

Profit and loss accounts (unaudited)	18
Reconciliations of movements in shareholder's funds (unaudited)	18
Balance sheets (unaudited)	19
Cash flow statements (unaudited)	20
Notes (unaudited)	21

Profit and loss accounts (unaudited)
for the nine month period ended September 30

	Note	2002	2001
		£'000	£'000
Turnover	3	10,897	9,373
Cost of sales		(3,196)	(2,780)

Gross profit		7,701	6,593
Distribution costs		(1,877)	(1,874)
Administrative expenses		(859)	(1,305)

Operating profit		4,965	3,414
Interest receivable and similar income		187	353

Profit on ordinary activities before taxation	4	5,152	3,767
Taxation on profit on ordinary activities		(1,466)	(1,184)

Profit on ordinary activities after taxation and profit for the financial period		3,686	2,583
Dividends paid	5	(4,034)	—

Retained (loss)/profit for the financial period		(348)	2,583

There are no other recognised gains and losses in the current or preceding period other than the retained (loss)/profit for the financial period.

Reconciliations of movements in shareholder's funds (unaudited)
for the nine month period ended September 30

	2002	2001
	£'000	£'000
Shareholder's funds at 1 January	5,602	1,921
(loss)/profit for the period	(348)	2,583

Shareholder's funds at 30 September	5,254	4,504

The notes on pages 21 to 23 form part of these financial statements.

Balance sheets (unaudited)
at September 30

	Note	2002		2001
		£'000	£'000	£'000	£'000
Fixed assets
Tangible assets			1,174		1,463
Current assets
Inventories	6	1,439		1,202
Debtors	7	2,138		9,868
Cash at bank and in hand		3,374		108

		6,951		11,178
Creditors: amounts falling due within one year	8	(2,864)		(8,061)

Net current assets			4,087		3,117

Total assets less current liabilities			5,261		4,580
Provisions for liabilities and charges			(7)		(76)

Net assets			5,254		4,504

Capital and reserves
Called up share capital			1,762		1,762
Profit and loss account			3,492		2,742

Equity shareholder's funds			5,254		4,504

The notes on pages 21 to 23 form part of these financial statements.

Cash flow statements (unaudited)
for the nine month period ended September 30

	2002		2001
	£'000	£'000	£'000	£'000
Net inflow from operating activities		5,096		3,681
Return on investments and servicing of finance
Interest received	187		353
Dividends paid	(4,034)		(2,275)

		(3,847)		(1,922)
Tax paid		(3,410)		—
Capital expenditure and financial investment
Purchase of tangible fixed assets		(73)		(130)
Financing
Changes in amounts due to and from group undertakings		5,554		(1,752)

Increase/(decrease) in cash		3,320		(123)

The reconciliation of operating profit to net cashflow from operating activities is as follows:

	2002	2001
	£'000	£'000
Operating profit	4,965	3,414
Depreciation charge	311	311
Increase/(decrease) in inventories	77	(240)
Increase in debtors	(222)	(116)
(Decrease)/increase in creditors and provisions	(35)	312

	5,096	3,681

The notes on page 21 to 23 form part of these financial statements.

Notes (unaudited)
(forming part of the financial statements)

1    Basis of preparation

        These financial statements are unaudited; however, in the opinion of the management of the Company, all adjustments necessary for a fair presentation have been made. Operating results for the nine month period ended September 30, 2002 are not necessarily indicative of the results expected for the full year.

        The unaudited financial statements have been prepared in accordance with the basis of preparation of the Company's financial statements for the year ended December 31, 2001.

        On September 30, 2002, the Company was acquired by Bio-Technology General Corp. These unaudited condensed financial statements have been prepared on a pre-acquisition basis and therefore do not include any adjustments to push down the acquirer's basis of accounting.

2    Accounting policies and new accounting pronouncement

        The accounting policies adopted by the Company have not changed since the Company's financial statements for the year ended December 31, 2001.

        Financial Reporting Standard 19 "Deferred Tax" became mandatory for the Company in the period ended September 30, 2002. FRS 19's main requirement is for companies to fully provide for deferred taxation. The new accounting standard does not have any financial impact on the Company as a full provision for deferred tax has been included within all accounts affecting the periods reported on prior to the adoption of FRS 19.

3    Segmental analysis

	2002	2001
	£'000	£'000
Sales
By geographical area of market:
Europe	10,295	8,923
United States	—	—
Rest of the world	602	450

	10,897	9,373

        All sales originate and operating assets are located in the UK. The Company has one class of business being the manufacture and sale of oral liquid pharmaceutical drugs.

4    Profit on ordinary activities before taxation

	2002	2001
	£'000	£'000
Profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation and other amounts written off tangible fixed assets:
Owned	311	311
Hire of other assets — operating leases	216	238
Exchange losses/ (gains)	26	(2)
Research and development	397	579

5    Dividends

	2002	2001
	£'000	£'000
Dividends—proposed	—	—
—paid	4,034	—

	4,034	—

6    Inventories

	2002	2001
	£'000	£'000
Finished goods	695	484
Raw materials	700	637
Work in progress	44	81

	1,439	1,202

7    Debtors

	2002 Due within one year	2001 Due within one year
	£'000	£'000
Trade debtors	1,897	1,784
Amounts owed by Akzo Nobel group undertakings	28	7,900
Other debtors	110	71
Prepayments and accrued income	103	113

	2,138	9,868

8    Creditors: amounts falling due within one year

	2001		2002
	£'000	£'000	£'000	£'000
Trade creditors		660		603
Amounts owed to Akzo Nobel group undertakings		—		2,732
Other creditors including taxation and social security:
Corporation tax	1,016		3,372
Other taxation and social security	520		405
Other creditors	235		360

		1,771		4,137
Accruals and deferred income		433		589

		2,864		8,061

9    Difference between United Kingdom and United States generally accepted accounting principles

        The unaudited condensed financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP"). During the period ended

September 30, 2002 and September 30, 2001, there are no significant differences between UK GAAP and US GAAP that would affect reported net income or shareholder's equity.

Reconciliation of net income from UK GAAP to US GAAP

	2002	2001
	£'000	£'000
Profit for the financial period as reported in the profit and loss account in accordance with UK GAAP and US GAAP	3,688	2,581

Reconciliation of shareholder's equity from UK GAAP to US GAAP

	2002	2001
	£'000	£'000
Shareholder's equity under UK GAAP and US GAAP	5,254	4,504

Cash flow statement

        The cash flow statements prepared under UK GAAP present substantially the same information as those required under US GAAP but they differ, however, with regard to classification of items within them and as regards the definition of cash and cash equivalents.

        Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months.

        Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends paid, management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance under UK GAAP would be included as operating activities under US GAAP. The payment of dividends shown under equity dividends paid would be included as a financing activity under US GAAP. Under US GAAP, capital expenditure and financial investment and acquisitions would be reported within investing activities.

        The categories of cash flow activity under US GAAP can be summarized as follows:

	2002	2001
	£'000	£'000
Cash inflow from operating activities	1,873	4,034
Cash outflow on investing activities	(73)	(130)
Cash inflow/(outflow) from financing activities	1,520	(4,027)

Increase/(decrease) in cash and cash equivalents	3,320	(123)
Cash and cash equivalents at 31 December	54	231

Cash and cash equivalents at 30 September	3,374	108

UNAUDITED PRO FORMA CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

        On September 30, 2002, Bio-Technology General Corp. ("BTG"), through its wholly-owned subsidiary Acacia Biopharma Limited, completed the acquisition of all of the stock of Rosemont Pharmaceuticals Limited ("Rosemont"), a subsidiary of Akzo Nobel N.V. Rosemont is a leader in the United Kingdom market for oral liquid formulations of branded non-proprietary drugs. The purchase price (including acquisition costs of approximately $4,138,000) for Rosemont, which was funded from BTG's cash on hand, was approximately $98,794,000 net of Rosemont's cash balances. In connection with the acquisition, BTG entered into a forward contract for the delivery of the £64,000,000 purchase price on September 30, 2002 at a cost of $99,123,200 (representing an exchange rate of $1.5488 per £1). The exchange rate at the acquisition closing date was $1.5614 per £1. In accordance with SFAS 133, which prohibits hedge accounting for a hedge of an anticipated business combination, BTG recorded a gain of approximately $800,000 on the forward contract in the nine months ended September 30, 2002.

        The following unaudited pro forma statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 give effect to the acquisition of Rosemont, as if the acquisition had occurred on January 1, 2001. No pro forma balance sheet at September 30, 2002 is presented, as BTG's historical balance sheet at September 30, 2002, which was filed with BTG's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, includes the effect of the acquisition on the balance sheet.

        The acquisition has been accounted for under the purchase method of accounting. The aggregate purchase price of $104,062,000 is being allocated based on the preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed as follows (in thousands):

Assets Acquired:
Current assets (including cash acquired of $5,268)	$10,924
Fixed assets	1,662
Intangibles	80,838
Goodwill	15,366
Liabilities Assumed:
Current liabilities	4,728

Total Purchase Price	$104,062

        The estimation of the fair value of assets acquired and liabilities assumed was determined by BTG's management based on a preliminary independent appraisal and information currently available. BTG is in the process of completing the evaluation of certain acquired assets, as well as certain intangibles. Accordingly, the allocation of the purchase price is subject to revisions. Intangible assets consist primarily of developed products and will be amortized, using the straight-line method, over the estimated useful life of approximately 20 years. The estimation of the useful life of the intangible assets was determined by BTG's management based on a preliminary independent appraisal and information currently available. BTG is in the process of completing the useful life assessment and, accordingly, it is subject to revision.

        The following pro forma unaudited financial data should be read in conjunction with the historical consolidated financial statements of BTG, including the notes thereto, which have been filed with the Securities and Exchange Commission, and of Rosemont, including the notes thereto, which are included elsewhere herein.

        The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of BTG's operating results that would have occurred had the acquisition of Rosemont occurred at the date indicated, nor is it necessarily indicative of BTG's future operating results or financial position following the acquisition.

BIO-TECHNOLOGY GENERAL CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(in thousands except per share data)

	Historical
			Pro Forma Adjustments
	BTG	Rosemont			Pro Forma
Revenues:
Product sales	$87,106	$18,498			$105,604
Contract fees	1,656	—			1,656
Royalties	3,817	—			3,817
Other revenues	2,195	—			2,195
Interest	7,472	617			8,089

	102,246	19,115			121,361

Expenses:
Research and development	27,778	1,327			29,105
Cost of product sales	12,388	5,242			17,630
General and administrative	10,291	709	$4,030	(a)	15,030
Marketing and sales	17,006	4,060			21,066
Commissions and royalties	1,975	—			1,975
Realized and unrealized loss on investment and other financing expense	12,401	—			12,401
Write-off of in-process research and development acquired	45,600	—			45,600

	127,439	11,338	4,030		142,807

Income (loss) before income taxes	(25,193)	7,777	(4,030)		(21,446)
Income taxes (benefit)	4,733	2,472	(1,209	)(b)	5,996

Net income (loss)	$(29,926)	$5,305	$(2,821)		$(27,442)

Earnings (loss) per common share:
Basic and dilutive	$(0.52)				$(0.48)

Weighted average number of common and common equivalent shares:
Basic and dilutive	57,230				57,230

(a)
Reflects amortization of intangible assets acquired in the acquisition.

(b)
Reflects tax effect of the amortization of intangible assets acquired in the acquisition.

BIO-TECHNOLOGY GENERAL CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(in thousands except per share data)

	Historical
			Pro Forma Adjustments
	BTG	Rosemont			Pro Forma
Revenues:
Product sales	$66,862	$16,128			$82,990
Contract fees	1,240	—			1,240
Royalties	3,120	—			3,120
Other revenues	959	—			959

	72,181	16,128			88,309

Expenses:
Research and development	23,921	705			24,626
Cost of product sales	9,757	4,730			14,487
General and administrative	10,873	286	$3,023	(a)	14,182
Marketing and sales	14,465	3,059			17,524
Royalties	1,530	—			1,530
Finance	530	—			530

	61,076	8,780	3,023		72,879

	11,105	7,348	(3,023)		15,430
Investment income, net	1,924	277			2,201

Income before income taxes	13,029	7,625	(3,023)		17,631
Income taxes (benefit)	4,025	2,167	(907	)(b)	5,285

Net income	$9,004	$5,458	$(2,116)		$12,346

Earnings per common share:
Basic	$0.15				$0.21

Diluted	$0.15				$0.21

Weighted average number of common and common equivalent shares:
Basic	58,414				58,414

Diluted	58,665				58,665

(a)
Reflects amortization of intangible assets acquired in the acquisition.

(b)
Reflects tax effect of the amortization of intangible assets acquired in the acquisition.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP. (Registrant)
By:	/s/ WHITNEY K. STEARNS, JR. Whitney K. Stearns, Jr. Senior Vice President—Chief Financial Officer and Treasurer

Dated: January 17, 2003

QuickLinks

Rosemont Pharmaceuticals Limited Financial statements December 31, 2001 and December 31, 2000
Rosemont Pharmaceuticals Limited Unaudited financial statements September 30, 2002 and September 30, 2001
UNAUDITED PRO FORMA CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
BIO-TECHNOLOGY GENERAL CORP. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (in thousands except per share data)
BIO-TECHNOLOGY GENERAL CORP. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (in thousands except per share data)
SIGNATURES